UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27200 West Agoura Road,

Calabasas, California 91301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, KYTHERA Biopharmaceuticals, Inc. (the “Company”) entered into a separation agreement and release with Patricia Walker, M.D., Ph.D., the Company’s former Chief Medical Officer (the “Separation Agreement”).  The Separation Agreement provides that Dr. Walker will receive benefits consistent with her Amended and Restated Employment Agreement with the Company, dated April 2, 2012, which include (a) a lump sum cash payment equal to six months of her effective base salary, or $179,000, (b) reimbursement by the Company of Dr. Walker’s COBRA premiums through September 22, 2013 and (c) a payment equal to 50% of the Company contribution for 2013 for any healthcare savings account in which Dr. Walker participates. The receipt of the foregoing benefits is conditioned upon Dr. Walker’s nonrevocation of the Separation Agreement.

In addition, on March 28, 2013, the Company entered into an advisory agreement with Dr. Walker as a Senior Advisor to the Company’s Board of Directors (the “Advisory Agreement”) pursuant to which Dr. Walker has agreed to provide certain advisory services to the Company through March 27, 2014 in support of the Company’s clinical and regulatory development programs and the transition to the Company’s new Chief Medical Officer, Frederick Beddingfield III, M.D., Ph.D. In exchange for her services under the Advisory Agreement, Dr. Walker is entitled to (a) an upfront cash payment of approximately $26,650, (b) a monthly retainer of $13,000, (c) $520 per hour for any services requested in excess of 28 hours worked per month, (d) reimbursement by the Company of COBRA premiums from September 28, 2013 through March 27, 2014 (if not already covered by a similar health plan) and (e) continued vesting of her previously granted stock options at a rate of 2,000 shares per month for the initial 6 months and 1,000 shares per month for the remaining 6 months under the term of the Advisory Agreement. Dr. Walker has agreed to certain restrictions on consulting and other activities related to the Company’s field during the term of the Advisory Agreement. Additionally, in the event of a Change of Control (as defined in the Advisory Agreement), Dr. Walker shall be entitled to (i) a lump sum equal to the unpaid retainer (assuming a 12 month term) and (ii) immediate vesting of 100% of the remaining unvested equity awards described in (e) above.  The receipt of the change of control benefits described above is conditioned upon Dr. Walker’s timely execution and nonrevocation of a release in favor of and satisfactory to the Company. The Advisory Agreement may be terminated by either party upon 30 days’ written notice or immediately by the Company upon a material breach of the agreement or in the event Dr. Walker revokes her acceptance of the Separation Agreement.

The foregoing description of the material terms of the Separation Agreement and the Advisory Agreement is qualified in its entirety by the terms of such agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release, dated March 27, 2013, by and between Patricia Walker, M.D., Ph.D., and KYTHERA Biopharmaceuticals, Inc.
10.2	Senior Advisor to the Board of Directors Agreement, effective March 28, 2013, by and between Patricia Walker, M.D., Ph.D., and KYTHERA Biopharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2013	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ John W. Smither

John W. Smither
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and Release, effective March 27, 2013, by and between Patricia Walker, M.D., Ph.D., and KYTHERA Biopharmaceuticals, Inc.
10.2	Senior Advisor to the Board of Directors Agreement, effective March 28, 2013, by and between Patricia Walker, M.D., Ph.D., and KYTHERA Biopharmaceuticals, Inc.